                                                                   Exhibit 23.2


                    CONSENT OF McDONALD INVESTMENTS INC.

     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion set forth as Annex C to the Prospectus and Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the caption "Opinion of McDonald Investments Inc."


 /s/ McDonald Investments
-------------------------------
McDONALD INVESTMENTS, INC.

Chicago, Illinois
May 21, 1999